UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 13, 2010

METALS USA HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-34685	20-3779274
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2400 E. Commercial Blvd., Suite 905 Fort Lauderdale, Florida	33308
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (954) 202-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 13, 2010, Metals USA Holdings Corp. (the “Company” or “Metals USA”) entered into a new employment agreement (the “Employment Agreement”) with C. Lourenco Goncalves, the Company’s President, Chief Executive Officer and Chairman. This Employment Agreement replaces the prior employment agreement dated as of September 29, 2005 and effective November 30, 2005 between the Company and Mr. Goncalves (the “Prior Employment Agreement”). The term of the Employment Agreement begins on September 13, 2010 (the “Effective Date”) and terminates on December 31, 2014 (the “Expiration Date”), subject to certain termination provisions (the “Employment Period”). The Employment Agreement provides that during the Employment Period, Mr. Goncalves will serve as President and Chief Executive Officer of the Company and two of its subsidiaries, Flag Intermediate Holdings Corporation and Metals USA, Inc. The Employment Agreement also provides that the Company will nominate Mr. Goncalves for election to its Board of Directors as a director and as Chairman of the Board of Directors during the Employment Period. Apollo Management V, L.P. has also agreed that it will vote its shares for election of Mr. Goncalves as a director of the Company and Chairman of the Company’s Board of Directors. In addition, the Company will nominate for election and elect Mr. Goncalves as a director and Chairman of the Board of Directors of its subsidiaries, Flag Intermediate Holdings Corporation and Metals USA, Inc.

Mr. Goncalves will receive an initial base salary of $750,000 with effect from July 1, 2010. Beginning in fiscal year 2012, the Compensation Committee of the Board of Directors will review his base salary on an annual basis to determine if it should be increased.

Mr. Goncalves will be eligible, beginning on July 1, 2010 and continuing throughout the term of the Employment Agreement, to earn a target bonus of 100% per year of his base salary, based on the Company’s achievement of specified performance objectives under the Company’s incentive compensation plans as adopted from time to time by the Board of Directors. For the period between January 1, 2010 and June 30, 2010, Mr. Goncalves will be eligible to receive a bonus based on the achievement of performance objectives under the Company’s previously disclosed 2010 Senior Executive Bonus Plan.

Commencing fiscal year 2010 and for each fiscal year during the Employment Period, Mr. Goncalves will be eligible to receive annual awards of restricted stock and/or options to purchase the Company’s common stock under the Company’s 2010 Long-Term Incentive Plan (the “LTIP”). The value of such annual awards under the LTIP will be determined by the Compensation Committee of the Board of Directors. Any vesting requirement to which an award is subject will immediately accelerate prior to any “change in control” (as defined in the LTIP). Also, for option awards (provided that the Company, the acquiring entity or the acquirer’s parent remains publicly held following the effective date of the change in control), Mr. Goncalves may exercise options immediately prior to any change in control and thereafter during the remainder of the original term of the option agreement.

During the Employment Period, Mr. Goncalves will be entitled to participate in all benefit plans, practices, policies and programs applicable to the other senior executives of the Company. In addition, Mr. Goncalves will be provided the same benefits and perquisites as those provided to him immediately prior to the Effective Date.

If the Company terminates Mr. Goncalves’s employment other than for “cause” (as defined in the Employment Agreement) or Mr. Goncalves terminates his employment for “good reason” (as defined in the Employment Agreement), and the termination of employment is not owing to death or disability, then Mr. Goncalves will be entitled to receive: (1) a lump sum consisting of his unpaid base salary through the date of termination and any unpaid bonus earned for the fiscal year prior to the year in which the date of termination occurs (collectively, the “Accrued Obligations”); (2) on the sixtieth day following the date of termination, a lump sum equal to 12 months of base salary and an amount equal to 12 months of base salary, payable over 12 months in equal, bi-weekly installments; (3) a pro-rated bonus based on actual performance for the year in which the date of termination occurs; (4) a bonus for each of the two fiscal years after the fiscal year in which the date of termination occurs, based on the Company’s achievement of specified performance objectives included in the senior executive bonus plan applicable to each relevant fiscal year; and (5) reimbursement for the monthly cost of continuing coverage (for himself and his beneficiaries) under the Company’s medical benefit plan for 18 months following the date of termination, or until Mr. Goncalves becomes eligible to receive coverage under another employee benefit plan (“COBRA Benefits”).

If Mr. Goncalves’s employment is terminated because of death or disability, then Mr. Goncalves will be entitled to: (1) receive the Accrued Obligations; (2) receive a lump sum equal to 12 months of base salary on the sixtieth day following the date of termination; (3) receive a pro-rated bonus for the year in which the date of termination occurs; (4) receive death or disability benefits under the Company’s employee benefit plans; (5) receive COBRA Benefits; and (6) require the Company, in the event of Mr. Goncalves’s death, to purchase all or any portion of the shares of common stock of the Company held by Mr. Goncalves (including any shares of the Company’s common stock received upon a distribution from any deferred compensation plan or any common stock issuable upon exercise of any options held by Mr. Goncalves) for fair market value (as that term is defined in the Amended and Restated Investor Rights Agreement dated April 8, 2010 (the “Investor Rights Agreement”)) on the closing date of the purchase. However, the Company will not be obligated to repurchase Mr. Goncalves’s common stock, as described above, if: (a) the purchase would violate any restriction imposed on the Company by applicable law; (b) the purchase would constitute a breach or other violation of the Company’s or any of its subsidiaries’ debt and equity financing agreements or any other agreements concerning the Company’s “indebtedness” (as defined in the Investor Rights Agreement); or (c) the Company lacks current or projects a future lack of cash reserves necessary to finance the purchase.

If Mr. Goncalves’s employment terminates by operation of the Expiration Date, Mr. Goncalves will be entitled to receive: (1) the Accrued Obligations; (2) $3,000,000, payable over 24 months in equal, bi-weekly installments; (3) his bonus for fiscal year 2014; and (4) COBRA Benefits.

If Mr. Goncalves’s employment is terminated by the Company for cause or by Mr. Goncalves without good reason, then the Company will have no further payment obligations to Mr. Goncalves except to pay Accrued Obligations.

The Employment Agreement provides that for a period of two years after the Expiration Date or date of termination, Mr. Goncalves will not, directly or indirectly, engage in the fabrication, sale or distribution of any product fabricated, sold or distributed by the Company or any of the Company’s subsidiaries anywhere in the United States in which the Company or any of its subsidiaries is doing business. For a period of four years after the Expiration Date and two years after any other date of termination, Mr. Goncalves is prohibited from directly or indirectly (1) inducing or attempting to induce any employee of the Company or any of its subsidiaries to leave the employ of the Company or its subsidiaries, or in any way interfere with the relationship between the Company or its subsidiaries and any of their employees; (2) hire any person who was an employee of the Company or any of its subsidiaries until 18 months after the individual’s employment relationship with the Company or its subsidiaries has terminated; or (3) interfere in any way with the relationship between the Company and its subsidiaries and any of their customers, suppliers or other business relations. Each of the restrictions described in this paragraph is subject to customary exceptions set forth in the Employment Agreement.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits. The following exhibits are filed with this report:

10.1	Employment Agreement, dated September 13, 2010, between C. Lourenco Goncalves and Metals USA Holdings Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METALS USA HOLDINGS CORP.

Date: September 16, 2010	/S/ ROBERT C. MCPHERSON III
	Name:	Robert C. McPherson III
	Title:	Senior Vice President, and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement, dated September 13, 2010, between C. Lourenco Goncalves and Metals USA Holdings Corp.